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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                Date of Report (Date of earliest event reported)

                                February 18, 2003


                          INTERPLAY ENTERTAINMENT CORP.
             (Exact name of registrant as specified in its charter)

          Delaware                     0-24363                33-0102707
(State or other jurisdiction         (Commission             (IRS Employer
        of incorporation)           File Number)             Identification No.)


                    16815 Von Karman Avenue, Irvine, CA      92606
               (Address of principal executive offices)    (Zip Code)

       Registrant's telephone number, including area code: (949) 553-6655

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ITEM 4. - CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

     On February 18, 2003, Interplay Entertainment Corp. (the "Company") informed Ernst and Young LLP ("E&Y") that E&Y will no longer be engaged as the Company's independent public accountants.

     E&Y's report on the Company's financial statements for the year ended December 31, 2001 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that E&Y `s opinion contained a qualification as to the Company's ability to continue as a going concern.

     During the period of its engagement, from November 13, 2001 through February 18, 2003, the Company had no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the year ended December 31, 2001 or the subsequent interim periods, which if not resolved to the satisfaction of E&Y, would have caused E&Y to make reference to the matter in its report.

     The decision to change the Company's independent public accountants was approved by the Company's audit committee of the board of directors.

     On February 18, 2003, the Company's audit committee of the board of directors approved and authorized the engagement of Squar, Milner, Reehl & Williamson, LLP ("SM") as the Company's independent public accountants.

ITEM 7. - FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.

          None.

     (b)  Pro Forma Financial Information.

          None.

     (c)  Exhibits.

          99.1       Letter from Ernst & Young LLP.*
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          *To be filed by amendment.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          INTERPLAY ENTERTAINMENT CORP.


February 25, 2003                         /S/ HERVE CAEN
                                          -----------------------------------
                                          Herve Caen
                                          Chief Executive Officer and
                                          Interim Chief Financial Officer


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                                  EXHIBIT INDEX


EXHIBIT NUMBER           DESCRIPTION
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    99.1                 Letter from Ernst & Young LLP.*
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*To be filed by amendment.



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